As filed with the Securities and Exchange Commission on June 26, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Global Partners LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	74-3140887
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices, including Zip Code)

Global Partners LP
Long-Term Incentive Plan
(Full Title of Plan)

Edward J. Faneuil
P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161

(Name and Address of Agent for Service)

(781) 894-8800
(Telephone Number, including Area Code, of Agent of Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller ReportingCompany ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common units representing limited partner interests	4,109,334	$20.48	$84,159,161	$9,645

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any of the Registrant’s additional common units (“Common Units”) that become issuable under the Global Partners LP Long-Term Incentive Plan, as amended from time to time (the “Plan”) as a result of any unit distribution, split, combination or similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low sales prices of the common units on the New York Stock Exchange on June 22, 2012, which is within five (5) business days of filing this Registration Statement.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed to register an additional 4,109,334 Common Units of the same class of securities for which the Registrant previously filed a registration statement on Form S-8 under the Securities Act relating to the Plan.  Accordingly, the contents of the Registrant’s prior registration statement on Form S-8 (File Number 333-145579), as filed with the Securities and Exchange Commission (the “Commission”) on August 20, 2007, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number		Description
4.1	—

Third Amended and Restated Agreement of Limited Partnership of Global Partners LP, dated as of December 9, 2009 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 15, 2009)

4.2	—

Form of Phantom Unit and DERs Grant under the Global Partners LP Long-Term Incentive Plan for Named Executive Officers who are party to an employment agreement with Global GP LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 20, 2007)

4.3	—

Form of Phantom Unit and DERs Grant under the Global Partners LP Long-Term Incentive Plan for Directors (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on August 20, 2007)

4.4	—	Form of Global Partners LP Long-Term Incentive Plan as amended and restated as of June 22, 2012 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 25, 2012)
4.5	—

First Amendment to LTIP Grant Agreement for Named Executive Officers who are party to an employment agreement with Global GP LLC (except Eric Slifka), LTIP Grant Agreement (Directors), LTIP Grant Agreement (General) dated December 31, 2008 (incorporated herein by reference to Exhibit 10.6 to the Current Report on Form 8-K filed January 1, 2009)

4.6	—	First Amendment to LTIP Grant Agreement for Eric Slifka (incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K filed January 1, 2009)
4.7	—

Form of Phantom Unit and DERs Grant under the Global Partners LP Long-Term Incentive Plan for Employees and Officers other than Named Executive Officers who are party to an employment agreement with Global GP LLC (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on August 20, 2007)

5.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
23.1*	—	Consent of Ernst & Young LLP
23.2*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
24.1*	—	Power of Attorney (included on signature page of this Registration Statement)

*                    Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on June 26, 2012.

GLOBAL PARTNERS LP

By:	GLOBAL GP LLC,
its General Partner

	By:	/s/ EDWARD J. FANEUIL
Edward J. Faneuil
Executive Vice President, General Counsel and Secretary

Each person whose signature appears below appoints Eric Slifka and Edward J. Faneuil, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on June 26, 2012.

Signature	Title

*	President, Chief Executive Officer and Director
Eric Slifka	(Principal Executive Officer)

*	Chief Operating Officer, Chief Financial Officer and Director
Thomas J. Hollister	(Principal Financial Officer)

*	Executive Vice President and Chief Accounting Officer
Charles A. Rudinsky	(Principal Accounting Officer)

*	Executive Vice President and Director
Andrew Slifka

*	Chairman of the Board
Alfred A. Slifka

*	Vice Chairman of the Board
Richard Slifka

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*	Director
David K. McKown

*	Director
Robert J. McCool

*	Director
Kenneth I. Watchmaker

*By:	/s/ EDWARD J. FANEUIL
Edward J. Faneuil, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number		Description
4.1	—

Third Amended and Restated Agreement of Limited Partnership of Global Partners LP, dated as of December 9, 2009 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 15, 2009)

4.2	—

Form of Phantom Unit and DERs Grant under the Global Partners LP Long-Term Incentive Plan for Named Executive Officers who are party to an employment agreement with Global GP LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 20, 2007)

4.3	—

Form of Phantom Unit and DERs Grant under the Global Partners LP Long-Term Incentive Plan for Directors (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on August 20, 2007)

4.4	—	Form of Global Partners LP Long-Term Incentive Plan as amended and restated as of June 22, 2012 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 25, 2012)
4.5	—

First Amendment to LTIP Grant Agreement for Named Executive Officers who are party to an employment agreement with Global GP LLC (except Eric Slifka), LTIP Grant Agreement (Directors), LTIP Grant Agreement (General) dated December 31, 2008 (incorporated herein by reference to Exhibit 10.6 to the Current Report on Form 8-K filed January 1, 2009)

4.6	—	First Amendment to LTIP Grant Agreement for Eric Slifka (incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K filed January 1, 2009)
4.7	—

Form of Phantom Unit and DERs Grant under the Global Partners LP Long-Term Incentive Plan for Employees and Officers other than Named Executive Officers who are party to an employment agreement with Global GP LLC (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on August 20, 2007)

5.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
23.1*	—	Consent of Ernst & Young LLP
23.2*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)
24.1*	—	Power of Attorney (included on signature page of this Registration Statement)

*                    Filed herewith.

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